Exhibit 10.1
AMENDMENT TO SHARE PURCHASE AGREEMENT
     This AMENDMENT TO SHARE PURCHASE AGREEMENT (this “Amendment”), dated as of June 29, 2009, is made by and between ANEMOS MARITIME HOLDINGS INC. (the “Seller”), a wholly-owned subsidiary of Navios Maritime Holdings Inc. (“NMHI”) and a corporation organized under the laws of the Republic of the Marshall Islands, and NAVIOS MARITIME PARTNERS L.P. (the “Buyer,” and together with Seller, the “Parties”), a limited partnership organized under the laws of the Republic of the Marshall Islands.
WITNESSETH:
     WHEREAS, the Parties are currently parties to that certain Share Purchase Agreement, dated as of November 16, 2007 (the “Share Purchase Agreement”);
     WHEREAS, Buyer, NMHI, Navios GP L.L.C., a Marshall Islands limited liability company, and Navios Maritime Operating L.L.C., a Marshall Islands limited liability company (together, the “Navios Entities”), are currently parties to that certain Omnibus Agreement, dated as of November 16, 2007 (the “Omnibus Agreement”); and
     WHEREAS, the Parties and the other Navios Entities desire to amend the Share Purchase Agreement, as set forth herein, and the Omnibus Agreement, as set forth in that certain Amendment to Omnibus Agreement, dated of even date herewith, in consideration for the issuance by Buyer to NMHI of 1,000,000 Subordinated Series A Units of the Buyer pursuant to that certain Subscription Agreement, dated June 9, 2009, attached hereto as Exhibit A; capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Share Purchase Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
     1. The first recital of the Share Purchase Agreement is hereby deleted in its entirety and replaced by the following:
     “WHEREAS, the Buyer may wish to purchase from the Seller, and the Seller wishes to sell to the Buyer, subject to the terms and conditions set forth herein, the shares of common stock as set forth on Schedule C to this Agreement (the “Shares”) representing all of the issued and outstanding shares of common stock of the vessel owning subsidiary that will take delivery of the Capesize vessel (the “Vessel”) as set forth in Schedule A hereto (the “Vessel Owning Subsidiary”).”
     2. The following definitions are hereby added to Section 1.01 of the Share Purchase Agreement:
     “Election Notice” has the meaning given to it in Section 2.01(b); and
     “Notice Period” means the term commencing at 12:01 am, New York time, on June 29, 2009 and ending at 11:59 pm, New York time on June 29, 2010;
     3. Article II of the Share Purchase Agreement is hereby deleted in its entirety and replaced by the following:
“ARTICLE II
Purchase and Sale of Shares; Closing

     SECTION 2.01 Purchase and Sale of Shares.
     (a) The Seller agrees to sell and transfer to the Buyer, and, subject to the provisions of Section 2.01(b), the Buyer agrees to purchase from the Seller for the Purchase Price and in accordance with and subject to the terms and conditions set forth in this Agreement, the Shares.
     (b) Notwithstanding the provisions of Section 2.01(a), the Buyer shall not be obligated to purchase the Shares from the Seller unless the Buyer shall have delivered to the Seller at any time during the Notice Period a written notice indicating an affirmative election to purchase the Shares (“Election Notice”). The Buyer shall have the sole discretion to determine whether to deliver an Election Notice to the Seller. If the Election Notice has not been delivered by the Buyer to the Seller at any time during the Notice Period, any and all rights and obligations of the Buyer and the Seller set forth in this Agreement shall expire and terminate upon the expiration of the Notice Period.
     SECTION 2.02 Closing. On the terms and subject to the conditions of this Agreement, the sale and transfer of the Shares and payment of the Purchase Price shall take place on a date that is within five (5) Business Days of the delivery of the Election Notice by the Buyer to the Seller as set forth in Section 2.01(b) or on such other date as may be agreed upon in writing by the Seller and the Buyer (the “Time of Closing”); provided that if any such sale and transfer of the Shares is scheduled to occur on the Delivery Date, the Time of Closing must be after the registration of the Vessel in the name of the Vessel Owning Subsidiary. The sale and transfer of the Shares is hereinafter referred to as the “Closing.”
     SECTION 2.03 Place of Closing. The Closing shall occur at a place agreed upon in writing by the Seller and the Buyer.
     SECTION 2.04 Purchase Price for the Shares. At the Time of Closing, the Buyer shall pay to the Seller (to such account as the Seller shall nominate) the amount set out on Schedule B across from the Vessel Owning Subsidiary’s name, for the Shares (the “Purchase Price”).
     SECTION 2.05 Payment of the Purchase Price. The Purchase Price will be paid by the Buyer to the Seller by wire transfer of immediately available funds to an account designated in writing by the Seller.
     SECTION 2.06 [Intentionally omitted.]”
     4. Section 8.02(d) of the Share Purchase Agreement is hereby deleted in its entirety and replaced by the following:
     “(d) “the Buyer shall have obtained the funds necessary to consummate the purchase and sale of the Shares, to refinance all indebtedness the Buyer is required to refinance as a result of the purchase and sale of the Shares and to pay all related fees and expenses;”
     3. Section 8.02(f) of the Share Purchase Agreement is hereby deleted in its entirety and replaced by the following:
     “(f) the Buyer shall have delivered the Election Notice to the Seller during the Notice Period; and
     (g) all proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Buyer and its counsel, and the Buyer shall have received copies of all such documents and other evidence as it or its counsel may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.”
     4. Section 9.01 of the Share Purchase Agreement is hereby deleted in its entirety and replaced by the following:
     “SECTION 9.01 Termination of Agreement. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the purchase and sale of the Vessel Owning Subsidiary contemplated by this Agreement abandoned at any time prior to the Closing:
     (a) by mutual written consent of the Seller and the Buyer;
     (b) without any further action by either the Buyer or the Seller if, by the expiration of the Notice Period, the Election Notice has not been delivered by the Buyer to the Seller at any time during the Notice Period;
     (c) by the Seller if any of the conditions set forth in Section 8.01 shall have become incapable of fulfillment, and shall not have been waived by the Seller; or
     (d) by the Buyer if any of the conditions set forth in Section 8.02 shall have become incapable of fulfillment, and shall not have been waived by the Buyer.
provided, however, that the party seeking termination pursuant to clause (c) or (d) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.”
     5. Section 9.02(b) of the Share Purchase Agreement is hereby deleted in its entirety and replaced by the following:
     “(b) [Intentionally omitted.]”
     6. Schedule B of the Share Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit B hereto.
     7. Except as modified by this Amendment, all other terms and conditions in the Share Purchase Agreement shall remain in full force and effect.
     8. Unless the context otherwise requires, the Share Purchase Agreement and this Amendment shall be read together and shall have effect as if the provisions of the Share Purchase Agreement and this Amendment were contained in one agreement. After the effective date of this Amendment, all references in the Share Purchase Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Share Purchase Agreement shall mean the Share Purchase Agreement as amended by this Amendment.
     9. This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.
     10. This Amendment shall be governed by, and construed in accordance with, the laws of the Republic of the Marshall Islands applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of some other jurisdiction, such as wherein the Vessel is located, shall apply.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

ANEMOS MARITIME HOLDINGS INC.
By:	/s/ George Akhniotis
	Name:	George Akhniotis
	Title:	Director/President

NAVIOS MARITIME PARTNERS L.P.
By:	/s/ Michael McClure
	Name:	Michael McClure
	Title:	Chief Financial Officer

Exhibit B
SCHEDULE B
PURCHASE PRICE

Purchase Price
Vessel Owning Subsidiary	(U.S. Dollars)
Nostos Shipmanagement Corp.	$125,000,000